                                                                   Exhibit 10.23

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         Third Amendment to Employment Agreement, dated as of March 13, 2002 (this "Amendment"), by and between Datascope Corp., a Delaware corporation (the "Corporation"), and Lawrence Saper, an individual residing at 812 Park Avenue, New York, New York (the "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation and the Executive entered into an Employment Agreement dated as of July 1, 1996, as amended by the Amendment to Employment Agreement dated as of May 30, 2000 and the Second Amendment to Employment Agreement dated as of October 31, 2001 (collectively, the "Employment Agreement"); and

         WHEREAS, the Corporation and the Executive desire to further amend the Employment Agreement as set forth below.

         NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties do hereby agree as follows:

         1. Amendments. Section 5(e) of the Employment Agreement is hereby adopted to read as follows:

         "(e) Country Club.

                 (i) The Corporation will reimburse the Executive for his membership deposit of $260,000 (the "Membership Deposit") and sales tax of $21,450 payable to the East Hampton (NY) Golf Club (the "Club"). The Membership Deposit will be refunded to the Corporation as soon as practicable upon the earlier of (A) the termination of the Executive's employment with the Corporation, (B) the termination of the Executive's membership at the Club or (C) the thirtieth (30th) anniversary of the date that the Executive became a member of the Club; provided that, if the Executive's employment with the Corporation is terminated prior to the events described in subsections (B) or (C) of this paragraph, the Membership Deposit may be offset by the Corporation against any amounts owed by the Corporation to the Executive under this Agreement.

                  (ii) Commencing with the payment of the annual membership dues payable to the Club for the 2001 calendar year, the Corporation shall pay the Executive's annual membership dues until the termination of Executive's employment with the Corporation."

         2. Employment Agreement. Except as expressly set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

         3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         4. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any provision of this Amendment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf as of the date first above written.




                                      DATASCOPE CORP.


                                      By: /s/ Murray Pitkowsky
                                          -------------------------------
                                          Name:
                                          Title:



                                      /s/ Lawrence Saper
                                      ----------------------------------
                                      LAWRENCE SAPER